UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2023

Date of Report (Date of earliest event reported)

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34774	20-5446972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street

Chicago, Illinois 60607

(Address of principal executive office and zip code)

(312) 786-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Departure of Chief Executive Officer and Director

On September 18, 2023, Edward T. Tilly, Chief Executive Officer of Cboe Global Markets, Inc. (the “Company”), resigned and voluntarily terminated his employment with the Company without Good Reason (as defined under his existing employment agreement with the Company), effective as of September 18, 2023 (the “Effective Date”). Mr. Tilly also resigned from the Company’s Board of Directors (the “Board”), effective as of the Effective Date. Mr. Tilly’s resignation follows the conclusion of an investigation led by the Board and outside independent counsel that was launched in late August 2023. The Board determined that Mr. Tilly did not disclose personal relationships with colleagues, which violated Company policies, and stands in stark contrast to the Company’s values. The conduct was not related to and does not impact the Company’s strategy, financial performance, technology and market operations, reporting or internal controls.

In connection with his resignation, the Company and Mr. Tilly have entered into a Letter Agreement (the “Letter Agreement”), attached hereto as Exhibit 10.1 and incorporated herein by reference, pursuant to which, among other things, the parties acknowledge the payments and other benefits due to Mr. Tilly under the terms of his employment agreement as a result of Mr. Tilly’s resignation without Good Reason. Pursuant to the Letter Agreement, (1) Mr. Tilly will be allowed to retain a pro rata portion of his outstanding time-based restricted stock units based on the number of days worked through the Effective Date and will forfeit the remainder, and (2) Mr. Tilly will be allowed to retain a pro rata portion of his outstanding performance-based restricted stock units based on the number of days worked through the Effective Date, and which will be paid out based on the Company’s actual performance through the end of the applicable performance period for each award, and Mr. Tilly will forfeit the remainder. The treatment of Mr. Tilly’s outstanding equity awards pursuant to the Letter Agreement is no more favorable than what Mr. Tilly is otherwise contractually entitled to receive in connection with a voluntary termination of employment under the terms of his employment agreement and the award agreements governing his outstanding equity awards. Under the terms of the Letter Agreement, Mr. Tilly also executed a customary release agreement, and acknowledges that he will remain subject to the restrictive covenants set forth in his employment agreement for the term specified in his employment agreement.

(c) Appointment of Chief Executive Officer

The Company also announced, following Mr. Tilly’s resignation, the appointment of Fredric J. Tomczyk, an existing director of the Company, as Chief Executive Officer of the Company, effective as of the Effective Date.

Mr. Tomczyk, age 68, has served on the Board since July 2019, and is the retired President and Chief Executive Officer of TD Ameritrade Holding Corporation, a position he held from October 2008 to October 2016. Mr. Tomczyk was also a member of the TD Ameritrade board of directors from 2006 to 2007 and 2008 to 2016. Prior to joining the TD organization in 1999, Mr. Tomczyk was President and Chief Executive Officer of London Life. He currently serves as the lead independent director of Sagan MI Canada Inc., a publicly traded company, and of its operating subsidiary Sagan Mortgage Insurance Company Canada. Mr. Tomczyk also serves on the board of directors of Willis Towers Watson PLC, a publicly traded company, and is a member of the Cornell University Athletic Alumni Advisory Council. Mr. Tomczyk also formerly served as a director of Knight Capital Group, Inc. and as a trustee of Liberty Property Trust, both formerly publicly traded companies, and as a director of the Securities Industry and Financial Markets Association. Mr. Tomczyk holds a B.S. degree in Applied Economics & Business Management from Cornell University and is a Fellow of the Institute of Chartered Accountants of Ontario.

As a result of Mr. Tomczyk’s appointment as Chief Executive Officer, Mr. Tomczyk has agreed to step down from the Board’s Compensation Committee and Finance and Strategy Committee.

In connection with his appointment as Chief Executive Officer of the Company, Mr. Tomczyk and the Company have entered into an Offer Letter (the “Offer Letter”), attached hereto as Exhibit 10.2 and incorporated herein by reference, which memorializes certain compensation and benefits to which Mr. Tomczyk will be entitled to in connection with his services as Chief Executive Officer. Under the Offer Letter, Mr. Tomczyk’s annual base salary will be $1,000,000 per year and his target bonus opportunity will be 165% of his base salary, each of which will be prorated for 2023 based on the number of days worked. Subject to Compensation Committee ratification and Board approval, Mr. Tomczyk will also receive an equity incentive award in the form of time-based restricted stock units for shares of the Company’s common stock with a grant date value of $7,150,000. The restricted stock unit grant will be in lieu of any annual equity incentive award grant for the 2023 and 2024 fiscal years and will vest in three equal installments, subject to (1) Mr. Tomczyk’s continued employment through at least the first anniversary of the grant date and (2) continued service on the Board thereafter. Mr. Tomczyk will also be eligible to participate in the Company’s employee benefit plans available to similarly situated executives and to receive relocation assistance benefits under the Company’s relocation program.

There are no family relationships between Mr. Tomczyk and any Company director or executive officer, and no arrangements or understandings between Mr. Tomczyk and any other person pursuant to which he was selected as an officer. Mr. Tomczyk is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

(e) Amendment to the Executive Severance Plan

On September 18, 2023, the Compensation Committee of the Board approved the First Amendment to the Company’s Amended & Restated Executive Severance Plan (the “Executive Severance Plan Amendment”), in order to allow Mr. Tomczyk to participate as an eligible executive under the plan. Mr. Tomczyk’s participation under the plan is expected to be in lieu of any other contractual right to severance with the Company.

The foregoing description of the Executive Severance Plan Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the plan, attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 8.01 Other Events

On September 19, 2023, the Company issued a press release announcing Mr. Tilly’s resignation, the appointment of Mr. Tomczyk as Chief Executive Officer, and the appointment of William M. Farrow III as non-executive Chairman of the Board (replacing his prior role as Lead Director of the Board). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Letter Agreement, dated September 18, 2023, between Cboe Global Markets, Inc. and Edward T. Tilly (filed herewith)*
10.2	Offer Letter, dated September 18, 2023, between Cboe Global Markets, Inc. and Fredric J. Tomczyk (filed herewith)*
10.3	First Amendment to the Cboe Global Markets, Inc. Amended & Restated Executive Severance Plan, dated September 18, 2023 (filed herewith)*
99.1	Press Release of Cboe Global Markets, Inc. (filed herewith)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*Indicates Management Compensatory Plan, Contract or Arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC. (Registrant)

By:	/s/ Patrick Sexton
Patrick Sexton
Executive Vice President, General Counsel and Corporate Secretary

Dated: September 19, 2023